UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 18, 2017

CHS Inc.
(Exact Name of Registrant as Specified in Charter)

Commission File Number: 001-36079

Minnesota	41-0251095
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

5500 Cenex Drive
Inver Grove Heights, Minnesota 55077
(Address of Principal Executive Offices) (Zip Code)

(651) 355-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.                                        Entry into a Material Definitive Agreement.

As CHS Inc. (the “Company”) has previously reported, on July 22, 2016, the Company entered into (i) a Sale and Contribution Agreement (the “Sale Agreement”), by and among the Company, CHS Capital, LLC (“CHS Capital”) and Cofina Funding, LLC (“Cofina Funding”), and (ii) a Receivables Financing Agreement (the “Receivables Financing Agreement”), by and among the Company, individually and as Servicer, Cofina Funding, as Seller, Victory Receivables Corporation (“Victory”) and Nieuw Amsterdam Receivables Corporation B.V. (“Nieuw Amsterdam”), as Conduit Purchasers, Coöperatieve Rabobank U.A. (“Rabobank”), as a Committed Purchaser, Coöperatieve Rabobank U.A., New York Branch (“Rabobank New York”), as a Purchaser Agent, and the Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch (“BTMU”), as a Committed Purchaser, Purchaser Agent and as Administrative Agent. As the Company has also previously reported, the Sale Agreement and the Receivables Financing Agreement were each previously amended by Omnibus Amendment No. 1, dated as of February 1, 2017 (“Amendment No. 1”), by and among Cofina Funding, as Seller, the Company, as Servicer and as an Originator, CHS Capital, as an Originator, BTMU, as Administrative Agent, a Committed Purchaser and Purchaser Agent, Victory, as a Conduit Purchaser, Nieuw Amsterdam, as a Conduit Purchaser, Rabobank, as a Committed Purchaser, Rabobank New York, as a Purchaser Agent, and U.S. Bank National Association (“U.S. Bank”), as Custodian.

On July 18, 2017, the Company entered into (i) an Amended and Restated Receivables Purchase Agreement (the “Receivables Purchase Agreement”), by and among the Company, individually and as Servicer, Cofina Funding, as Seller, Victory and Nieuw Amsterdam, as Conduit Purchasers, Rabobank, as a Committed Purchaser, Rabobank New York, as a Purchaser Agent, and BTMU, as a Committed Purchaser, Purchaser Agent and as Administrative Agent, which Receivables Purchase Agreement amends and restates the Receivables Financing Agreement in its entirety, including, without limitation, extending the maturity of the facility provided for therein, and (ii) an Omnibus Amendment No. 2 (“Amendment No. 2”), among Cofina Funding, as Seller, the Company, as Servicer and as an Originator, CHS Capital, as an Originator, the Conduit Purchasers, the Committed Purchasers and the Purchaser Agents set forth on the signature pages thereto, BTMU, as Administrative Agent, and U.S. Bank, as Custodian, amending, among other things, the Sale Agreement.

Pursuant to the Sale Agreement, as amended by Amendment No. 1 and Amendment No. 2 (the “Amended Sale Agreement”), the Company and CHS Capital will continue, from time to time, to assign, sell and contribute their rights to certain loans and receivables and certain related property (collectively, the “Assets”) to Cofina Funding. Cofina Funding will finance its purchase of the Assets with cash available, including cash received upon the resale of the Assets to the Conduit Purchasers, Committed Purchasers and Purchaser Agents (the “Purchasers”), and by issuing subordinated promissory notes (the “Notes”) to the Company and CHS Capital for the amount of the purchase price of the Asset not paid in cash, provided that the issuance of those Notes does not decrease Cofina Funding’s net worth to less than $16,000. The Notes will bear interest at a rate equal to LIBOR. The Amended Sale Agreement contains various customary representations and warranties and affirmative and negative covenants and provides for customary indemnification and remedial provisions.

Pursuant to the Receivables Purchase Agreement, Cofina Funding will sell and assign up to an aggregate amount of $700 million of the Assets to the Purchasers, which $700 million represents a decrease from the $750 million of sales and assignments contemplated under the Receivables Financing Agreement. Cofina Funding will generally not have any right or obligation to repurchase any Asset that is sold and assigned to the Purchasers under the Receivables Purchase Agreement unless (i) a representation or warranty by Cofina Funding under the Receivables Purchase Agreement with respect to that Asset is incorrect in any material respect or in any manner that adversely affects the value or collectability of that Asset, (ii) the Company or Cofina Financing fails to perform or observe any term, covenant or agreement with respect to that Asset under the Amended Sale Agreement, the Receivables Purchase Agreement or any of the ancillary documents and agreements related thereto or (iii) either (a) the Company or Cofina Funding instructs the debtor or obligor with respect to that Asset to pay any amount with respect to that Asset to an account other than certain specified Purchaser accounts or (b) that debtor or obligor refuses to make any payment to those specified Purchaser accounts. In each such case, at the option of the Administrative Agent, Cofina Funding will be required to repurchase that Asset for a purchase price equal to the unpaid balance thereof. The sales and assignments of Assets by Cofina Funding to the Purchasers under the Receivables Purchase Agreement are expected to qualify for sale treatment under accounting principles generally accepted in the United States. The Receivables Purchase Agreement contains various customary representations and warranties and affirmative and negative covenants, including, without limitation, the repurchase covenant described above, and also contains customary indemnification and termination provisions. In addition, the Company and Cofina Funding are required to pay certain fees to the Administrative Agent and each Purchaser Agent. The Receivables Purchase Agreement has an initial termination date of July 18, 2018, unless earlier terminated upon 60 days’ prior written notice by Cofina Funding.

The Company has provided a customary performance guaranty for certain of Cofina Funding and CHS Capital’s obligations under both the Amended Sale Agreement and the Receivables Purchase Agreement (but not the payment obligations of the debtors and obligors under the Assets).

BTMU and Rabobank are also parties to one or more of the Company’s outstanding credit facilities, including that certain 2015 Amended and Restated Credit Agreement (5-Year Revolving Loan), dated September 4, 2015, by and between the Company, CoBank, ACB, as a syndication party and as the administrative agent, Wells Fargo Bank, National Association, as syndication agent, and the other syndication parties party thereto. In addition, BTMU and Rabobank are holders of notes issued by the Company under that certain Note Purchase and Private Shelf Agreement, dated April 13, 2004, between the Company and Prudential Capital Group. Also, certain parties to the Receivables Purchase Agreement and/or their affiliates have from time to time engaged, and in the future may engage, in various financial advisory and investment banking transactions with, and provide services to, the Company and its subsidiaries in the ordinary course of business for which they received or will receive customary fees and expenses.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the information set forth in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHS Inc.

Date: June 19, 2017	By:	/s/ Timothy Skidmore

Timothy Skidmore
Executive Vice President and Chief Financial Officer